SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): January 29, 2007

STRIKER ENERGY CORP.
(Exact name of registrant as specified in its charter)

  Nevada                                       000-52218                                 20-2590810
(State of incorporation)          (Commission File No.)                (IRS Employer ID No.)

 1305 - 12 Ave West, Suite 1402
  Vancouver, B.C., Canada V6H-1M3
(Address of principal executive offices, including zip code)

(604) 733-3356
(Registrant's telephone number, including area code)

(NONE)
(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Registrant is announcing the appointment of Konstantin Gregovic as a Director and Chairman of the Audit Committee, effective January 29, 2007. Mr. Gregovic will receive $1,000 in cash remuneration and 1,000 shares of Registrant's restricted common stock for his services.

Mr. Gregovic has been a Senior Financial Analyst for Stantec Consulting in Edmonton, AB, Canada since September 2006 and will devote his time as required to our business. From May 2006 to September 2006, he was a contract Financial Officer for the Ministry of Sustainability and Development for the Alberta Government. From 2004 to May 2006, he was a Financial Analyst/Underwriter for the Health Boards of Alberta (HBA Services) in Alberts, Canada. Also in 2004, he was a contract Business Analyst Leader for the City of Calgary. From 2000 to 2004, he was a Financial Analyst for Navigata Communications, Inc. in Vancouver, BC, Canada. Mr. Gregovic graduated from the University of Calgary, AB, Canada in 1988 with a Bachelor of Arts Degree and in 1992 with a Bachelor of Commerce Degree in Finance. Since 2004, he has been a Certified Management Accountant.

At this time, Mr. Gregovic does not have an employment agreement with the Registrant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Striker Energy Corp.
Date: January 31, 2007                   By:/s/ Shawn Perger, President, CEO,  Treasurer, Principal Accounting Officer and Director